                                                                   EXHIBIT 10.26



                     FIRST AMENDMENT TO PLACEMENT AGREEMENT

         This First Amendment to Placement Agreement (this "Amendment") dated as of the 20th day of May, 1996 is entered into between Iacocca Capital Partners, L.P., a Delaware limited partnership ("Placement Agent") and Norris Communications Corp., a corporation organized under the laws of the Yukon Territory, Canada (the "Company").

                                    RECITALS

         A. The Placement Agent and the Company entered into a Placement Agreement dated as of April 16, 1996 (the "Placement Agreement"), pursuant to which the Company engaged Placement Agent and Placement Agent agreed to act as agent for the Company in connection with a private placement of securities through the sale of shares of common stock of the Company and warrants exercisable into shares of common stock of the Company.

         B. The Placement Agent and the Company desire to amend the Placement Agreement upon the terms and conditions set forth in this Amendment.

         In consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by each party, the Placement Agent and the Company agree as follows:

                  1. Defined Terms. Unless otherwise specified herein, any capitalized terms defined in the Placement Agreement shall have the respective meanings ascribed to such terms in the Placement Agreement.

                  2. Termination. With respect to Section 10 in the Placement Agreement, if any of the conditions specified in Section 8 have not been fulfilled or a consummation of the sale of the shares of common stock of the Company and/or warrants exercisable into shares of common stock of the Company has not occurred by the later of (a) 14 days after the upcoming shareholder meeting is held and (b) 120 days from the date of the Placement Agreement, either party may terminate the Placement Agreement upon 30 days prior written notice to the other party.

                  3. Placement Agent Fee. Any issuances of Common Stock of the Company to certain pre-existing creditors and/or to counsel of the Company in exchange for no more than $600,000 in debt shall not constitute a sale of Investor Units or other securities in a private transaction for purposes of determining both the cash portion and the warrant amount constituting the Placement Agent's fee.

                  4. Placement Agent Expenses. With respect to the reimbursement of Placement Agent's expenses, the Company shall pay (a) all out-of-pocket expenses reasonably incurred by Placement Agent in connection with its performance under the Placement Agreement, but not to exceed $50,000 without the written consent of the Company and (b) an advance of an additional $20,000 concurrent with the execution of this Amendment against such expenses.

                  5. Representations and Warranties. The Company reaffirms that the representations and warranties made to Placement Agent in the Placement Agreement are true and correct in all material respects as of the date of this Amendment as though made on the date hereof.

                  6. Regulation D. Placement Agent acknowledges and agrees that the offer and sale of the Investor Units is being made in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act of 1933 provided by Regulation D and other administrative rules and regulations interpreting Section 4(2) of the Securities Act of 1933 and the exemptive provisions of applicable securities laws. Placement Agent agrees not to violate Rule 502(c) prohibiting the use of general solicitation or general advertising in connection herewith.

                  7. Continuing Effect. Other than as set forth in this Amendment, the Placement Agreement remains in full force and effect and is hereby ratified and confirmed.

                  8. References. Upon the execution of this Amendment by both of the parties hereto, all references in any document executed in connection with the Financing to the "Placement Agreement", "hereunder", "thereunder", "hereof", "thereof" or other similar reference to the Placement Agreement shall mean and be a reference to the Placement Agreement, as amended by this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

                             IACOCCA CAPITAL PARTNERS, L.P., A DELAWARE
                             LIMITED PARTNERSHIP
                             BY: IACOCCA CAPITAL GROUP, INC., A MICHIGAN

                                 CORPORATION, ITS GENERAL PARTNER

                                 BY:      /S/ WILLIAM S. ELKUS
                                       ----------------------------------------
                                 NAME:   WILLIAM S. ELKUS
                                       ----------------------------------------
                                 ITS:     PRESIDENT
                                       ----------------------------------------

                             NORRIS COMMUNICATIONS CORP., A CORPORATION
                             ORGANIZED UNDER THE LAWS OF THE YUKON TERRITORY, CANADA

                             BY:      /S/ ROBERT PUTNAM
                                   --------------------------------------------
                             NAME:   ROBERT PUTNAM
                                   --------------------------------------------
                             ITS:     CORPORATE SECRETARY
                                   --------------------------------------------

                                       -2-